UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2024

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, Avalon GloboCare Corp., a Delaware corporation (the “Company”) filed a certificate of designations of preferences, rights, and limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designations”) on December 13, 2024, with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 10,000 shares of Series C Convertible Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series C Certificate of Designations. Each share of Series C Convertible Preferred Stock has a stated value of $1,000 (the “Stated Value”).

On December 19, 2024, the Company entered into that certain securities purchase agreement (the “Securities Purchase Agreement”), with an accredited investor, York Sun Investment Holding Limited, a British Virgin Islands company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, upon the terms and conditions set forth in the Securities Purchase Agreement, up to 7,000 shares of Series C Convertible Preferred Stock for up to an aggregate of $7,000,000 (the “Purchase Price”), which is equal to $1,000 per share. The first closing occurred on December 24, 2024, with respect to the Investor’s purchase of 3,500 shares of Series C Convertible Preferred Stock in exchange for $3,500,000.

Each share of Series C Convertible Preferred Stock is convertible into common stock of the Company (the “Conversion Shares”) at a conversion per share equal to $2.41, at the option of the holder, at any time after the later of (i) the date of the shareholder approval of the issuance of the Conversion Shares pursuant to the rules of the Nasdaq Stock Market (the “Shareholder Approval”) and (ii) the one year anniversary of the date of the first issuance of any shares of the Series C Convertible Preferred Stock. The Company shall not be required to issue any Conversion Shares until the Shareholder Approval is obtained by the Company. The Investor shall also have a right of first refusal during the period beginning on the date of the Securities Purchase Agreement and continuing until such shareholder approval is obtained, on all issuances of convertible preferred stock of the Company, excluding agreements that are in place prior to the date of the Securities Purchase Agreement and issuances of new classes of convertible preferred stock in exchange for existing classes of convertible preferred stock. Additionally, the Investor has the right, pursuant to the Securities Purchase Agreement to appoint one member to, or to replace one member of, the Company’s board of directors, subject to all applicable Nasdaq rules.

The Investor’s purchase of the remaining 3,500 shares of Series C Convertible Preferred Stock under the Securities Purchase Agreement in exchange for an additional $3,500,000 is required to occur within 120 calendar days of the date of the Securities Purchase Agreement, subject to the satisfaction of customary closing conditions.

The foregoing description of the terms of the Securities Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the copies of the Securities Purchase Agreement, filed hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, between the Company and Holder, dated as of December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: December 26, 2024	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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